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                                 UNITED STATEES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

                 Information Statement Pursuant to Section 14(c)
                     Of the Securities Exchange Act of 1934

Check the appropriate box:

[X]  Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2))
[ ]  Definitive Information Statement

                               CI SELL CARS, INC.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
1.   Title of each class of securities to which transaction applies:  NA
2.   Aggregate number of securities to which transaction applies:  NA
3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): NA
4.   Proposed maximum aggregate value of transaction: NA
5.   Total fee paid: NA

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1.  Amount Previously Paid:
2.  Form, Schedule or Registration Statement No.:
3.  Filing Party:
4.  Date Filed:



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                               CI SELL CARS, INC.
                          200 YORKLAND BLVD., STE. 200
                               TORONTO, ON M2J5C1

                  INFORMATION STATEMENT PURSUANT TO SECTION 14C
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                            -------------------------

         This information statement is being mailed on or about October ____, 2004 to the holders of record at the close of business on September 14, 2004 of the shares of common stock, par value $0.001 per share (the "Shares"), of CI Sell Cars, Inc., a Texas corporation (the "Company"). You are receiving this information statement in connection with a proposed amendment (the "Proposed Amendment") to the Certificate of Incorporation of the Company (the "Certificate of Incorporation") that would change the name of the Company to Strategy International Insurance Group, Inc., effective October ____, 2004

                  1. APPROVAL OF PROPOSED AMENDMENT. Under Texas corporation law, the Proposed Amendment must be approved in writing by the holders of at least a majority of the voting stock of the Company. The persons listed in paragraph 3(a) below represent 61.79% of the Company's outstanding Shares, and have consented in writing to the Proposed Amendment. The Proposed Amendment, therefore, has been approved by the stockholders of the Company, and, effective August 14, 2004, the name of the Company will be changed to Strategy International Insurance Group, Inc. Because the Proposed Amendment already has been approved, you are not required to take any action at this time; however, at your option, you may submit a written consent to the Proposed Amendment. This information statement is your notice that the name change has been approved; you will receive no further notice when the change becomes effective.

                  2. SHARE CERTIFICATES. Following the name change, the Share certificates you now hold will continue to be valid. In the future, new Share certificates will contain a legend noting the change in name or will be issued bearing the new name, but this in no way will affect the validity of your current Share certificates.

                  3. OUTSTANDING VOTING SECURITIES. At the close of business on September 14, 2004, there were 61,470,000 Shares outstanding. The Shares constitute the only voting securities of the Company. Each holder of the Shares is entitled to cast one vote for each Share held at any meeting of shareholders.


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              (a) SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.

                  NAME AND ADDRESS OF       AMOUNT AND NATURE OF      PERCENT
TITLE OF CLASS    BENEFICIAL OWNER          BENEFICIAL OWNERSHIP      OF CLASS
--------------    ----------------          --------------------      --------

Common Stock      Frank Ney                 26,691,840 (D)            43.42

Common Stock      Cellcorp, Inc.            1,695,121 (D)             2.76

Common Stock      Clearcorp.                1,695,121 (D)             2.76

Common Stock      Culross Forwarding Ltd.   2,815,000 (D)             4.58

Common Stock      Parkco, Inc.              1,695,121 (D)             2.76

Common Stock      RS Atlantic Holdings Ltd. 1,689,516 (D)             2.75

Common Stock      Share Corp. Ltd.          1,695,121 (D)             2.76


                  4. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                  5. (a) No director or officer of the Company or nominee for election as a director of the Company or associate of any director or officer of the Company has a substantial interest in the Proposed Amendment.

                     (b) No director of the Company has informed the Company in writing that such director intends to oppose the adoption of the Proposed Amendment.

                  6. No security holder entitled to vote at a meeting or by written consent has submitted to the Company any proposal.





                                                     /S/ STEPHEN STONHILL
                                                     ---------------------------
                                                     STEPHEN STONHILL, PRESIDENT